SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934
                        Date of Report :September 2, 2001

                         Commission  File  Number  0-24093

                              REDNECK FOODS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             DELAWARE                                      58-2035983
     ------------------------                       -------------------------
     (State of Incorporation)                       (I.R.S. Employer ID No.)

               1605 Stoner Avenue, Suite 3, Los Angeles, CA 90025

       ------------------------------------------------------------------
                 (Address of Principal Executive Offices) (Zip)

                                 (310) 207-9881
                               ------------------
                  (Registrant's telephone, including area code)

ITEM  2: ACQUISITIONS:
---------------------



Redneck announced today September 2, 2001 of the acquisition a new Love's franchised restaurant in Reno, NV and the franchisee's territory of the entire states of Arizona, Colorado, Florida, Nevada and New Mexico.

Redneck agreed to pay a total of $325,000 as follows:

          (1)  $200,000  cash  at  closing.

          (2) a promissory note for $105,000. Note is for 60 days and pays 10% interest.

          (3)  an  agreement  to  assume  $25,000  in  restaurant  liabilities.

The sources of funding for the acquisition of the Love's Reno, NV restaurant and franchised territory were:

          (1) $127,500 representing a partial payment from the sale of a $200,000 Convertible Debenture.

          (2) $55,000 from a loan from Redneck President and CEO, Willliam E. Eskew. The loan is secured by a promissory note having a term of one year and paying 10% interest.

          (3) $17,500 from the working capital of Custom Food Franchise Group, Inc., a company acquired by Redneck Foods, Inc.


This current report may contain forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, continued acceptance of the Company's products and restaurants, product demand, competition and other risks and uncertainties detailed from time to time in the Company's periodic reports, including Quarterly reports on Form 10-Q and Annual Reports on Form 10-K.


                                   SIGNATURES
                                ----------------

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             REDNECK  FOODS,  INC.

     Date:  September 2, 2001

                                             /s/  William  E.  Eskew,  CEO
                                             -----------------------------
                                                  William  E.  Eskew,  CEO